As filed with the Securities and Exchange Commission on January 29, 2015

Registration No.: 333-200760

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CRYPTO-SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	7370	32-0439333
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

711-8 Lee Centre Dr.
Scarborough, ON
Canada M1H 3H8
1-702-290-8649
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

InCorp Services, Inc.
2360 Corporate Circle, Suite 400
Henderson, NV 89074-7722
(702) 866-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman Lakind Blumstein & Blader, PC

101 Grovers Mill Road

Second Floor

Lawrenceville, NJ 08648

Tel. No.: (609) 275-0400

Fax No.: (609) 275-4511

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, par value $0.001 per share	20,000,000	$0.01	$200,000	$23.24

(1)

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)

Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON JANUARY 29, 2015

CRYPTO-SERVICES, INC.

20,000,000 SHARES OF COMMON STOCK

CRYPTO-SERVICES, INC. (“Crypto-Services”, “we”, “the Company”) is offering for sale a maximum of 20,000,000 shares of its common stock at a fixed price of $.01 per share. There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering. As such, potential investors may end up obtaining shares in a company that may not receive enough proceeds from the offering to begin operations or where there may be no market for our shares.

We will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our president Gordon Hum and vice president, Edwin Jong, will be responsible for the sale of the shares. This prospectus will permit our president and vice president to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled “Plan of Distribution.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

The offering will terminate upon the earlier to occur of: (i) the sale of all 20,000,000 shares being offered, or (ii) 90 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 90 day offering period.

We are deemed a shell company as we have minimal assets and operations since inception.

Prior to this registration, there has been no public trading market for the common stock of the Company and it is not presently traded on any market or securities exchange.

Crypto-Services is an development-stage Company that will operate a website providing information on digital currencies. Our website will be located at www.digitalcoindaily.com.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____________, 2015.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Overview

CRYPTO-SERVICES, INC. (“Crypto-Services”, “we”, or “the Company”) was incorporated in the State of Nevada as a for-profit Company on March 21, 2014 and established a fiscal year end of August 31. We are a development-stage Company that plans to offer an information based website at www.digitalcoindaily.com that will provide users with up to date information on the world of digital currencies.

We intend to provide information on the leading digital currencies. While Bitcoin is by far the most used and best known, there are now over 100 active digital currencies with a combined market value of over $6 Billion. Countries around the world are rushing to pass new laws regulating access to, and use of, these currencies. Numerous ancillary markets have developed to help consumers access, manage and spend digital currencies, most notably ATMs and online digital currency exchanges. Investment and profit opportunities abound in this new space but navigating the myriad of hardware and software suppliers and the associated regulations across jurisdictions can be challenging. Crypto-Services intends to serve consumers, investors, hardware and software suppliers and manufacturers by providing a comprehensive up-to-date resource for all the latest happenings in the world of digital currencies.

We have purchased the URL www.digitalcoindaily.com and intend to launch a website that will provide daily news and updates for users of digital currencies. Some of the information we intend to provide includes: information on the major digital currency exchanges including their current exchange rates, fee structures and volumes; news on major legal developments surrounding digital currencies, adoption of digital currencies by major retailers and other institutions and development of new hardware and software targeted at servicing digital currency users.

We intend to generate revenue by advertising and referral fees. We intend to have numerous advertising placement opportunities throughout our website where advertisers will be able to purchase both static and video advertisements on either a monthly or pay-per-click basis. We also intend to register with the Google AdSense program to serve advertisements from Google clients. We also intend to establish referral agreements with software and hardware manufacturers as well as potentially digital currency exchanges in order to receive referral commissions for customers that are referred from our website.

The Company intends to compete with other information sites on the Internet today, but aims to develop a website which that will be more user-friendly and comprehensive. However, there can be no assurances that our efforts to develop the proposed website will succeed, or that we will be able to successfully market the proposed website, if developed.

While the company has enough funds to operate now, management believes the company’s best chance for long term growth is to put significant investment into the development of our website and the back end system that will allow for efficient management and tracking of advertising placements and referrals that we send to other websites that may potentially pay us a referral commission.

We expect to spend a significant portion of our existing funds conducting this offering and attempting to achieve a public listing. We believe that we will need to raise a minimum of $100,000, or 50% of our shares being offered, in order to develop a first version of our website, as well as to meet our ongoing reporting requirements with the SEC, however, we may require more than this amount in order to reach these goals.

Below is a summary of the gross proceeds, before aggregate offering costs of approximately $30,000, we may receive from the sale of the shares in the Offering:

Percentage of Shares Sold	Shares Sold	Proceeds to the Company
10%	2,000,000	$20,000
25%	5,000,000	$50,000
50%	10,000,000	$100,000
75%	15,000,000	$150,500
100%	20,000,000	$200,000

The offering will terminate upon the earlier to occur of: (i) the sale of all 20,000,000 shares being offered, or (ii) 90 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 90 day offering period.

If we are unable to raise sufficient funds to pay for the development of our website and back end system, this may prevent us from accomplishing a large portion of our business plan.

Our business office is located at 711-8 Lee Centre Dr. Scarborough, ON Canada, M1H3H8. Our telephone number is 1-702-290-8649. Our United States and registered statutory office is located at 2360 Corporate Circle, Suite 400, Henderson, NV 89074-7722, telephone number (702) 866-2500.

As of August 31, 2014, the end of the most recent fiscal year, Crypto-Services had $50,000 of cash on hand in our corporate bank account, and liabilities of $241. In addition, the Company estimates incurring costs associated with this offering totaling approximately $30,000. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

Summary of the Offering by the Company

Crypto-Services has 5,000,000 shares of common stock issued and outstanding and is registering an additional 20,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 20,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.01 per share for the duration of the offering. Crypto-Services will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	20,000,000 shares of common stock, par value $0.001 (the “Common Stock”).

Offering price per share by the Company	$0.01 per share of Common Stock.

Number of shares outstanding before the offering of common shares	5,000,000 shares of Common Stock as of January 29, 2015.

Number of shares outstanding after the offering of common shares if all the shares being offered are sold	25,000,000 shares of Common Stock will be issued and outstanding after this offering is completed if all the shares being offered are sold.

Minimum number of shares to be sold in this offering	None.

Market for the common shares

There is no public market for the common shares. The price per share of Common Stock is $0.01. Crypto-Services may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds	Crypto-Services will receive all proceeds from the sale of the common stock. See “use of Proceeds” section for details.

Termination of the offering

The offering will conclude upon the earlier to occur of: (i) the sale of all 20,000,000 shares of common stock, or (ii) 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Crypto-Services may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and vice president will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. Crypto-Services has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed and you may lose all or part of your investment.

The Company considers the following to be all known material risks to an investor regarding this offering. Crypto-Services should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related To Our Financial Condition

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report on our financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our officers may be unwilling or unable to loan or advance additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. You may be investing in a Company that will not have the funds necessary to continue to deploy its business strategies. See “Audited Financial Statements - Auditors Report.”

As the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors.

WE ARE A DEVELOPMENT STAGE COMPANY. THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE, AND WE MAY NEVER ACHIEVE PROFITABILITY.

The Company anticipates increases in its operating expenses, without realizing increased revenues from its website. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) administration and start-up costs, (ii) website development, (iii) advertising, (iv) legal and accounting fees at various stages of operation, (v) hiring employees.

In funding the design and development of its website, the Company will incur significant financial losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our website will attract users. The website will have to be developed and marketed before it can generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

FAILURE TO RAISE ADDITIONAL CAPITAL TO FUND FUTURE OPERATIONS COULD HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

Our current operating funds are not adequate for corporate existence over the next twelve months. The Company’s cash balance as of August 31, 2014 and November 30, 2014 was $50,000 and $41,330, respectively. We will require additional financing in order to maintain its corporate existence and to implement our business plans and strategy.

We require significant capital over the next twelve months, to develop and test our website and pay editors and data entry staff to populate the website with information and reviews about various digital currencies and related hardware and software. We will also require a significant amount of capital to advertise our website to attract users. If we are not successful in earning revenues once we have established our website, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have an adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our Chief Executive Officer (“CEO”) lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

OUR PRESIDENTAND VICE-PRESIDENT HAVE FULL TIME JOBS WHICH MAY INTERFERE WITH THEIR RESPONSIBILITIES TO US.

Gordon Hum, our President, and Edwin Jong, our Vice-President, each have full-time jobs elsewhere. Mr. Hum and Mr. Jong each have the flexibility to work on Crypto-Services up to 20 hours per week. It is possible that our plan of operations may be materially delayed due to their limited work schedule with us.

WE DEPEND ON UNCOMPENSATED EXECUTIVES TO IMPLEMENT OUR BUSINESS PLAN.

We have not paid any salary to Mr. Hum and Mr. Jong for their services to the Company. We intend to compensate them when we generate revenues. However, there is no guarantee that we will be able to generate revenues or the executive will stay in the Company until it generates revenues. If the executives choose to leave the Company, our plan of operations will be materially delayed.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF OUR PRESIDENT. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of our President, Gordon Hum. We currently do not have an employment agreement with Mr. Hum. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

AS THERE IS NO MINIMUM PURCHASE REQUIREMENT IN CONECTION WITH THIS OFFERING, WE MAY NOT RECIEVE ENOUGH CAPITAL TO IMPLEMENT OUR BUSINESS PLAN.

The Company is not required to sell any specific number or dollar amount of securities and will receive all proceeds from the sale of the common stock. If we are able to only sell a small portion (under 25% of the 50,000,000 shares – see “Use of Proceeds”) or no shares at all, we may not be able to start the implementation our business plan and it may not be sufficient to defray the costs of this offering.

THE OFFERING PRICE OF THE COMMON STOCK WAS ARBITRARILY DETERMINED AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

There is currently no traded public market for the Company’s common stock. There is no assurance that any public market will be established or maintained for the Company’s stock or that the securities will ever trade at a price higher than the offering price. The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The shareholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

WE ARE A DEVELOPMENT STAGE COMPANY AND DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY WILL MOST LIKELY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded, and our stock will most likely trade below $5.00 per share, and our stock will therefore be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Our common stock will probably be considered to be a “penny stock” and will subject to the additional regulations and risks of such a security. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S DIRECTORS CURRENTLY OWN 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT OUR DIRECTORS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The Company’s directors own 100% of the outstanding shares and will own approximately 20% of the outstanding shares after this offering is completed, assuming all the shares in the offering are sold. However, in the likely event that the Company sells less than 100% of all of the shares in the offering, the Company’s directors will own significantly more than 20% of the Company’s shares. The following is a chart showing the directors’ approximate ownership after the offering, based on how many shares are sold in the offering:

Percentage of Shares Sold	Approximate Post-Offering Ownership Percentage of Directors
0%	100%
10%	71.4%
25%	50%
50%	33.3%
75%	25%
100%	20%

As a result of the directors’ ownership, they may be able to elect all of our directors and control the direction of the Company, even if a substantial number of shares are sold in this offering. The Company’s directors’ interests may differ from the interests of other stockholders. Factors that could cause their interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time they are able to devote to the Company.

Exclusively, our directors will make all decisions regarding the management of the Company’s affairs. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the management abilities of the Company’s directors. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the Company’s directors will not abuse their discretion in executing the Company’s business affairs is their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the Company’s directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company’s management.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

BECAUSE WE HAVE ELECTED TO DEFER COMPLIANCE WITH NEW OR REVISED ACCOUNTING STANDARDS, OUR FINANCIAL STATEMENT DISCLOSURE MAY NOT BE COMPARABLE TO SIMILAR COMPANIES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012 MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL AS AND WHEN WE NEED IT.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WE WILL NOT HAVE REPORTING OBLIGATIONS UNDER SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IN ADDITION, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OR OUR FISCAL YEAR. FURTHER, WE WILL NOT BE SUBJECT TO SECTION 14 OF THE EXCHANGE ACT.

So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereunder.

Our reporting obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, although, upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WE WILL NOT HAVE REPORTING OBLIGATIONS UNDER REGULATION 13D AND REGULATION 13G.

In addition, so long as our common shares are not registered under the Exchange Act, our Company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which requires the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than five (5%) of the class.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WE WILL NOT HAVE REPORTING OBLIGATIONS UNDER SECTION 14(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

In addition, so long as our common shares are not registered under the Exchange Act, our Company will not be subject to the reporting requirements required under Section 14(D) of the Exchange Act.  The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer.  A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time.  This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

WE ARE DEEMED A "SHELL COMPANY" AND AS SUCH OUR SHARES MAY NOT BE SALEABLE UNDER RULE 144 AND WE ARE SUBJECT TO ADDITIONAL REPORTING AND DISCLOSURE REQUIREMENTS.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. As our assets are entirely cash and we have no revenues and limited operations, we are considered to be a shell company.  As a shell company, our shares of common stock cannot be resold under Rule 144 of the Securities Act of 1933.

Shell companies are prohibited from using a Form S-8 registration statement pursuant to employee compensation plans. Additionally, shell companies are required to provide more detailed disclosure on a Form 8-K upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

Risks Related to Our Business

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN OPERATING OUR BUSINESS, OUR BUSINESS PLAN MAY FAIL.

Our management does not have any specific training in running an Internet business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

ALL OF OUR ASSETS AND ALL OF OUR DIRECTORS AND OFFICERS ARE OUTSIDE THE UNITED STATES, WITH THE RESULT THAT IT MAY BE DIFFICULT OR IMPOSSIBLE FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR ANY OF OUR DIRECTORS OR OFFICERS.

All of our assets are located in Canada and we do not currently maintain a permanent place of business within the United States. Consequently, it may be difficult for United States investors to affect service of process within the United States upon our assets or our officers and directors, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of our assets or our sole director and officer predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

WE MAY NOT BE ABLE TO FIND SUITABLE CONTENT WRITERS AND WEBSITE DEVELOPERS AT AN ACCEPTABLE COST.

We will contract website developers and writers to create the www.digitalcoindaily.com website. Due to the current demand for skilled technological developers, we run the risk of not being able to find suitable personnel and an acceptable price. We would also need to ensure that the candidates are adequately qualified to develop a website that is user friendly, free of errors and seamless in design. We will need to fill the website with comprehensive information and reviews about a large number of digital currencies and their respective markets. Without these developers and writers we have no way of completing the website, which is the most important aspect of our business development.

WE MAY NOT BE ABLE TO MARKET OUR WEBSITE SUCCESSFULLY.

The digital currency industry specifically and the provision of online content in general, is extremely competitive. There are currently numerous other websites on the Internet who offer a similar service to that being offered by Crypto-Services. A clear marketing plan will have to be put into effect in order to establish a firm client base and to get our website known in the marketplace. If we fail to develop an efficient marking plan, and if we are unable to market our website successfully to the consumer, we will be unable to sustain business operations.

WE WILL NEED TO ATTRACT A LARGE NUMBER OF USERS IN ORDER TO ACHIEVE PROFITABILITY.

We expect to generate the majority of our revenues through advertising and user referral agreements. Internet advertising and referral revenues are related, in large part, to the number of visitors a website received on a daily basis. The number of users necessary to attract advertisers will be determined through discussions with the potential advertisers and their input as to whether we can obtain revenues from advertisements based upon the total numbers at that time. In order to achieve profitability, we will need to attract a large number of users, on an ongoing basis, to our website. After using our website and reviewing the information it provides, users may choose not return to our site. In order to maximize advertising revenue, we will need to consistently attract new users to our site. Failure to do so on a cost effective basis may harm our revenues.

THE CHANGING INDUSTRY REQUIRES EXPANSION AND CONSTANT UPDATING OF OUR WEBSITE.

The Internet and the online commerce industry are characterized by rapid technological change that could render our existing website obsolete. The development of our website entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our website to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

OUR COMPETITION, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR SERVICES BY OUR COMPETITORS, COULD HAVE AN EFFECT ON OUR SUSTAINABILITY.

We are unable to control the timing of announcements or introductions of new or enhanced services by our competitors. For example, many of our current and potential competitors have longer operating histories, may have significantly greater financial, technical, marketing and other resources and larger customer bases than us. Our competitors may develop services that are superior to, or have greater market acceptance than our services. As this industry is constantly changing, we would have to follow the trends of our competitors in order to stay current in the marketplace. Depending on the timing of the changes, we may not have the capital available to make the improvements, and may lose a customer base due to our lack of offerings. The loss of too many customers will result in a loss of revenues and could ultimately lead to the end of operations.

IF WE DO NOT GENERATE ENOUGH ADVERTISING REVENUE OR REFERRAL COMMISSIONS, THEN WE MAY FAIL TO ACHIEVE PROFITABILITY. CONSEQUENTLY, INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

We have not yet begun the initial stages of selling advertising on our website. Therefore, we lack the means to evaluate whether we will be able to meet our sales objectives. Based upon current plans, we expect to incur operating losses in future periods due to the expenses associated with developing and marketing our website. As detailed in the above risk factors, we will incur these loses before the Company generates advertising or referral commission revenues.

As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business and will result in the complete loss of your investment.

WE MAY FACE LIABILITY FOR INFORMATION DISPLAYED ON OR ACCESSIBLE VIA OUR WEBSITE, AND FOR OTHER CONTENT AND COMMERCE-RELATED ACTIVITIES, WHICH COULD REDUCE OUR NET WORTH AND WORKING CAPITAL AND INCREASE OUR OPERATING LOSSES.

We could face claims for errors, defamation, negligence or copyright or trademark infringement based on the nature and content of information displayed on or accessible via our website, which could adversely affect our financial condition. Even to the extent that claims made against us do not result in liability, we may incur substantial costs in investigating and defending such claims.

We may allow users to post reviews of digital currencies and related software and hardware. As a result of unfavorable reviews, there is a risk that the operators of the products or services being reviewed might take some sort of action against us. We intend to provide links to a large number of websites, the specific ones to be determined at the time we develop our site. While these links should be welcome by the individual operators, we don’t intend to approach them all individually and obtain their written consent to use their logo on our site.

Based on links we provide to third-party websites, we could also be subject to claims based upon online content we do not control that is accessible from our website.

Our insurance, if any, may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liabilities that may be exposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage would reduce our net worth and working capital and increase our operating losses.

ANY INTELLECTUAL PROPERTY RIGHTS WE DEVELOP MAY BE VALUABLE AND ANY INABILITY TO PROTECT THEM COULD REDUCE THE VALUE OF OUR PRODUCTS, SERVICES AND BRAND.

Any trademarks, trade secrets, copyrights and other intellectual property rights that we develop will be important assets to us. Any summaries or reviews we write ourselves will be available for copyright protection. In addition, if we develop a logo, we may seek trademark protection for it. There can be no assurance that the protections provided by these intellectual property rights will be adequate to prevent our competitors from misappropriating our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. There are events that are outside our control that could pose a threat to our intellectual property rights. Additionally, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS IN THE FUTURE, WHICH MAY BE COSTLY TO DEFEND, COULD REQUIRE THE PAYMENT OF DAMAGES AND COULD LIMIT OUR ABILITY TO USE CERTAIN TECHNOLOGIES IN THE FUTURE.

Companies in the Internet, technology and digital currency industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims increases. Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our products and services to others and may require that we procure substitute products or services for these members.

With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

OUR TECHNICAL SYSTEMS ARE VULNERABLE TO INTERRUPTION AND DAMAGE THAT MAY BE COSTLY AND TIME-CONSUMING TO RESOLVE AND MAY HARM OUR BUSINESS AND REPUTATION.

A disaster could interrupt our services for an indeterminate length of time and severely damage our business, prospects, financial condition and results of operations. Our systems and operations will be vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunication failures, break-ins, terrorism, war or sabotage, computer viruses, denial of service attacks, penetration of our network by unauthorized computer users and “hackers” and other similar events, and other unanticipated problems.

We may not have developed or implemented adequate protections or safeguards to overcome any of these events. We may also not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data or render us unable to provide services to our consumers. In addition, if anyone can circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations. Our insurance, if any, may not be adequate to compensate us for all the losses that may occur as a result of a catastrophic system failure or other loss, and our insurers may decline to do so for a variety of reasons.

If we fail to address these issues in a timely manner, we may lose the confidence of our online advertisers, and our revenue may decline and our business could suffer.

WE WILL RELY ON AN OUTSIDE FIRM TO HOST OUR SERVERS, AND A FAILURE OF SERVICE BY THESE PROVIDERS COULD ADVERSELY AFFECT OUR BUSINESS AND REPUTATION.

We will rely upon a third party provider to host our main server. Currently, we do not have such an agreement in place, but the wide availability of such services leads us to believe that securing such an agreement will be relatively straightforward. As an example, Godaddy.com, where our domain is registered, offers hosting services.

In the event that these providers experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer server ourselves. We may also be limited in our remedies against these providers in the event of a failure of service. We also expect to rely on a third party provider for revenue, Google Adsense. A failure or limitation of service or available capacity by any of these third party providers could adversely affect our business and reputation.

Risks Related to Our Industry

OUR BUSINESS DEPENDS IN PART ON THE CONTINUED GROWTH AND ACCEPTANCE OF DIGITAL CURRENCIES

The success of our business depend in part on the continued growth and acceptance of digital currencies by the global population. While the constant stream of news around digital currencies, particularly Bitcoin, indicates that these currencies are continuing to gain acceptance, only a very small portion of the general populace in any country currently uses digital currencies. If major governments enact laws that severely curtail the use of Bitcoin and other digital currencies, our website many not generate sufficient visitors to result in sufficient revenue to maintain our operations.

OUR BUSINESS DEPENDS IN PART ON THE GROWTH AND MAINTENANCE OF THE INTERNET AND TELECOMMUNICATIONS INFRASTRUCTURE.

The success of our business depends in part on the continued growth and maintenance of the Internet and telecommunication infrastructure. This includes maintaining a reliable network backbone with the necessary speed, data capacity and security for providing reliable Internet services. Internet infrastructure may be unable to support the demands placed on it if the number of Internet users continue to increase or if existing or future Internet users access the Internet more often or increase their bandwidth requirements. We have no control over the providers of access services to the Internet. Interruptions, delays or capacity problems with any points of access between the Internet and our websites could adversely affect our ability to provide services to users of our websites. The temporary or permanent loss of all or a portion of our services on the Internet, the Internet infrastructure generally, or our users’ ability to access the Internet, could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

GOVERNMENT REGULATION COULD ADVERSELY AFFECT OUR BUSINESS PROSPECTS.

We do not know with certainty how existing laws governing issues such as property ownership, copyright and other intellectual property issues, taxation, illegal content, retransmission of media, personal privacy and data protection will apply to the Internet or to the distribution of proprietary content over the Internet. Most of these laws were adopted before the advent of the Internet and related technologies and therefore do not address the unique issues associated with the Internet and related technologies. Depending on how these laws developed and are interpreted by the judicial system, they could have the effect of:

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limiting the growth of the Internet;

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creating uncertainty in the marketplace that could reduce demand for our products and services;

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increasing our cost of doing business;

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exposing us to significant liabilities associated with content distributed or accessed through our products or services; or

TECHNOLOGICAL INNOVATIONS CHANGE VERY QUICKLY AND OUR WEBSITE MAY BECOME OBSOLETE IF WE ARE UNABLE TO UPDATE OUR WEBSITE TO KEEP UP WITH TECHNOLOGICAL INNOVATIONS.

New innovations may result in our website becoming obsolete very quickly. Developers, content writers and data entry staff would be needed to be on contract at all times to ensure that the website is kept up to date with the latest information, trends in the industry, and in the technology powering the website. This could be very costly and if upgrades are required more often than initially anticipated, we may not have the finances available to continue operations.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 8 that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. We expect the offering expenses will be approximately $30,000 and we intend to use our current cash flow to pay for such expenses.

	If 10% of Shares Sold	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold

Gross proceeds	$20,000	$50,000	$100,000	$150,000	$200,000

WEBSITE
Website Development and Testing	510,000	25,000	50,000	70,000	84,000
Webservers / Hosting	500	1,500	3,000	5,000	6,000
Marketing	5,000	7,500	15,000	20,000	40,000
Total	$15,500	$34,000	$68,000	$95,000	$130,000

ADMINISTRATION EXPENDITURES
Professional Fees	4,000	4,000	6,000	10,000	12,500
Office, phone and Admin	500	2,000	3,000	5,000	7,500
Employees	0	10,000	23,000	40,000	50,000
Total	$4,500	$16,000	$32,000	$55,000	$70,000

TOTALS	$20,000	$50,000	$100,000	$150,000	$200,000

The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

PLAN OF DISTRIBUTION

5,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is offering a maximum of 20,000,000 shares of its common stock on a “best efforts” basis at a fixed price of $0.01 per share any funds raised from this offering will be immediately available to us for our use. There will be no refunds. The offering will terminate upon the earlier to occur of: (i) the sale of all 20,000,000 shares; or (ii) 90 days from the date of this prospectus and may be extended for an additional 90 days if we choose to do so. There is no minimum number of shares that we have to sell in this offering. All money we receive from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

Only after the Securities and Exchange Commission declares our registration statement effective, do we intend to distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in our company and in a possible investment in the offering.

We intend to sell the shares in this offering through our President, Gordon Hum and vice president Edwin Jong. Gordon Hum and Edwin Jong will not receive any compensation for offering or selling the shares.

Once the registration statement is effective, Gordon Hum and Edwin Jong will contact individuals and corporations with whom they have an existing or past pre-existing business or personal relationship and will attempt to sell them the shares. Upon being declared publicly reporting and upon completion of this Offering, we may consult with financial advisors to explore additional means of raising capital, including potentially by selling additional shares.

Mr. Hum and Mr. Jong are relying on Rule 3a4-1 of the Securities Act of 1934 to offer the company’s shares without registering as brokers. Mr. Hum and Mr. Jong are able to rely on Rule 3a4-1 of the Securities Act of 1934 due to the fact that both are: (a) not be subject to statutory disqualification pursuant to section 3(a)(39) of the Securities Act of 1933 (see attached); (b) are not compensated in connection with their participation by the payment of commissions or other payments based either directly or indirectly on the offering; (c) are not an associated person of a broker dealer; and both primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and both are not brokers or dealers, or have been a broker or dealer, within the preceding 12 months; and both do not participate in selling an offering of securities for any issuer more than once every 12 months.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of January 29, 2015, there were 5,000,000 shares of our common stock issued and outstanding held by two holders of record of our common stock.

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law the holders of our common stock possess all voting power. According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our stockholders for the election of directors at which a quorum is present. According to our bylaws, in general, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively also constitute at least a majority of the required quorum), except for the election of directors, is to be the act of our stockholders. Our bylaws provide that stockholders holding at least 10% of the shares entitled to vote, represented in person or by proxy, constitute a quorum at the meeting of our stockholders. Our bylaws also provide that any action which may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. Because the holders of our common stock do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our stockholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of our common stock can elect all of our directors.

Dividends

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

As of the date of this prospectus, we have not paid any dividends to shareholders. The declaration of any future dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share ratably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock. Our common stock, after the fixed consideration thereof has been paid or performed, are not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors including any bylaws adopted by our stockholders, but our stockholders may from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors. Our current bylaws were adopted by our board of directors. Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and votes requirements to the extent permitted by the Nevada Revised Statutes.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid. Our articles of incorporation and bylaws exempt our common stock from these provisions.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

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20% or more but less than 33 1/3%;

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33 1/3% or more but less than or equal to 50%; or

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more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws exempt our common stock from these provisions.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Stock Transfer Agent

We have not yet appointed a transfer agent however we expect to do so in the near future.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the shares of our common stock offered under this prospectus is being passed upon for us by Szaferman Lakind Blumstein & Blader, PC located in Lawrenceville, New Jersey. Szaferman Lakind Blumstein & Blader, PC does not own any shares of our common stock.

The financial statements of our company included in this prospectus, for the period from March 21, 2014 (Inception) through August 31, 2014 have been audited by MaloneBailey, LLP, certified public accountants, and are included in reliance upon such reports given upon the authority of MaloneBailey, LLP as experts in accounting and auditing.

DESCRIPTION OF BUSINESS

Business Development

We were incorporated in the state of Nevada on March 21, 2014 and our principal business address is 711-8 Lee Centre Dr. Scarborough, ON Canada M1H 3H8. Our telephone number is 1-702-290-8649. Our United States and registered statutory office is located at 2360 Corporate Circle, Suite 400, Henderson, NV 89074-7722, telephone number (702) 866-2500. We have a August 31 fiscal year end. Our objective is to launch a website that will provide news, information and product and services reviews covering the digital currency industry. The sale of varying levels of the shares offered will affect the operations and activities contemplated below. After the completion of the offering, management will determine how to best allocate the proceeds received.

We intend to use the majority of the net proceeds of this offering to develop and market our website, which we have not yet put any resources into developing. We intend to generate revenue through the sale of advertising and referral fees from digital currency related products and services to whom we link visitors to our website.

The Company plans to compete with other similar websites on the Internet today, but aims to be more user-friendly and comprehensive by offering coverage of multiple digital currencies and providing global coverage of news, products and legal developments in the industry. Management believes that few companies offer as broad, timely and integrated coverage as we are planning. We believe this will result in high and sustained traffic to our website such that we will be able to attract and retain advertisers and generate referral fees.

We believe that the scope of the first version of our website as well as the ongoing development of our website will primarily be determined by the success of this offering, but also potentially through future financing opportunities. Management expects to have to invest in ongoing development, maintenance and expansion of the Company’s website in order to remain competitive.

Crypto-Services has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

If we are unable to raise sufficient funds to pay for the development of our website, this may prevent us from accomplishing our business plan.

In addition, there can be no assurances that our efforts to develop the proposed website will succeed, or that we will be able to successfully market the proposed website, if developed.

Market Opportunity

As the digital currency industry continues to grow, management believes that companies in a wide range of businesses will increasingly adopt digital currencies as part of their business. As such, consumers, entrepreneurs and the general public will all increase their demand for current information about the industry. We intend to develop a well-respected source of digital currency related information for these markets. We will use the major search engines as well as other forms of internet advertising and partnerships with providers of digital currency related products and services as tools to attract visitors to our website.

Marketing

We believe that our ability to sell advertising and obtain referral fees will be due in large part to our ability to direct traffic to our website. A key aspect of generating traffic is a website’s ranking in the major search engines, particularly Google. We intend to focus part of our marketing effort on getting our website ranked as highly as possible in the major search engines. This may include various search engine optimization (SEO) techniques such as the use of meta tags throughout our website, internal linking to optimize the ability of search engines to ‘spider’ our website and soliciting and/or purchasing back links, whereby other websites link to ours.

In addition to SEO strategies, we intend to purchase Google AdWords advertisements. AdWords offers pay-per-click (PPC) advertising, cost-per-thousand (CPM) advertising, and site-targeted advertising for text, banner, and rich-media ads. The AdWords program includes local, national, and international distribution. Advertisers select the words that should trigger their ads and the maximum amount they will pay per click or per thousand exposures.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States and other jurisdictions. In that regard, any summaries or reviews we write ourselves will be available for copyright protection. In addition, if we develop a logo, we may seek trademark protection for it.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product technology, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to sell advertising, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As of the date of this prospectus, the Company’s employees include its President, Gordon Hum, and Vice President, Edwin Jong. Mr. Hum is employed elsewhere and has the flexibility to work on Crypto-Services up to 20 hours per week. He is prepared to devote more time to our operations as may be required and as our finances permit. Mr. Jong is also employed elsewhere and has the flexibility to work on Crypto-Services up to 20 hours per week. He is prepared to devote more time to our operations as may be required and as our finances permit. Neither is being paid at present by Crypto-Services. Based on the success of this offering, each of Mr. Hum and Mr. Jong plan on increasing the percentage of their respective working hours devoted to the company.

Currently, we have not entered into an employment agreement with our President, Gordon Hum, or our Vice President Edwin Jong. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Depending on the success of this offering we plan to retain website development, sales and SEO consulting staff initially on a contract basis. Our two officers and directors will be responsible for the initial website management, sales and client relations functions. Once the Company launches its website, it may hire a full time website development manager. If we elect not to hire a full time website development manager we will retain a website development firm that will also be able to provide ongoing development and management services.

Mr. Hum has managed the Company since inception. Mr. Jong joined the Company and has been in his current capacity since August 8, 2014. Mr. Hum and Mr. Jong are also the sole directors of the Company. Though they have no experience with running a public company, the Company has retained competent counsel to assist in ensuring that it meets its reporting obligations.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Plan of Operation

Over the 12 month period from the completion of our offering, if we have raised enough funds, we intend to design, launch and market our website. Management believes that selling 50% of the proposed offering should constitute sufficient funds to set our business plan in motion. We intend to use all the proceeds from the offering over the 12 month period after completion thereof. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. We expect to pay the cost of the offering from our current available cash.

Offered Shares Sold	Offering Proceeds	Principal Uses of Net Proceeds
2,000,000 Shares (10%)	$20,000	Development Marketing Employees / Admin	$10,500
			$5,000
			$4,500
5,000,000 Shares (25%)	$50,000	Development Marketing Employees / Admin	$26,500
			$7,500
			$16,000
10,000,000 Shares (50%)	$100,000	Development, Marketing Employees / Admin	$53,000
			$15,500
			$32,000
15,000,000 Shares (75%)	$150,000	Development, Marketing Employees / Admin	$75,000
			$20,000
			$55,000
50,000,000 Shares (maximum)	$200,000	Development, Marketing Employees / Admin	$90,000
			$40,000
			$70,000

Within 90 days of the completion of our offering, the Company intends to develop a specification list for features of the website. We then plan to begin hiring of website developers for the back end of the system that will allow us to update content, insert and track advertising and track links to websites with whom we set up referral agreements. We intend to post this on sites like www.odesk.com and solicit bids for the development of the website. We intend to review the various bids we expect to receive and select a developer within 90 days of completing this offering.

We do not know whether the website developer we ultimately select will also offer front end graphic design services for the web interface or if we will choose to use the same firm to develop both aspects of the website. These aspects require different types of expertise. We may need to hire a separate graphics design firm to complete the look and feel of the website. During the course of the website’s development we will strive to optimize the site for registration in the search engines.

Based on our initial research, we believe development of the website to take between 4 – 6 months. During the development of the website, we will plan our marketing and sales strategy. If we sell 50% of the proposed offering, we will likely hire a part-time website development manager to maintain and develop our website. If we sell 75% of the proposed offering, we will likely hire a part-time website development manager and a part-time sales representative to solicit advertising clients for our website and maintain customer relations. If we sell the entire proposed offering, we will likely hire a full-time website development manager and a full-time sales representative.

We plan to spend the remainder of the 12 months after this offering focused on marketing our website. We will register our website in a large number of search engines, using various SEO techniques, and also purchase AdWords on Google.

If we are unable to complete any phase of our website development or marketing efforts because we do not have enough resources, we believe that we will have to cease operations until we raise money. Attempting to raise capital after failing in any phase of our website development plan would be difficult. As such, if we cannot secure additional proceeds we may have to cease marketing our website which may negatively affect investors’ investment.

Results of Operations

Our revenue from March 21, 2014 (inception) through November 30, 2014 was $nil, and expenses from inception through August 31, 2014 were $10,170, resulting in a net loss of $10,170.

Our revenue from March 21, 2014 (inception) through August 31, 2014 was $nil, and expenses from inception through August 31, 2014 were $241, resulting in a net loss of $241.

Capital Resources and Liquidity

As of November 30, 2014 and August 31, 2014, we had $41,300 and $50,000 in cash, respectively.

The Company has a minimum cash burn rate of $5,000 per month mainly for legal and accounting expenses. The Company anticipates that the current available cash will last for 7 to 8 months.  We hope to raise capital from this offering to continue our operations and start generate revenues. If the Company does not realize revenues, then the Company intends to secure additional financing through the sale of its securities, however, there can be no assurance that the Company will be successful in selling its securities or the terms will be favorable to the Company.

Management may decide, based on market conditions, to seek future private placements if management believes such private placements are in the best interests of the Company. We believe we will be able to generate advertising sales revenue within one hundred and twenty (120) days of the launch of our website.

We estimate that we will need to raise at least $100,000 to develop a first version of our planned website and fund our planned operations, including public company reporting costs, for twelve months from the date of the prospectus.

We are highly dependent upon the success of the public offering described herein.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees other than those noted above.

If we are unable to raise sufficient funds to pay for the development of our website, this may prevent us from accomplishing our business plan.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 711-8 Lee Centre Dr. Scarborough, ON Canada, M1H3H8. Our telephone number is 1-702-290-8649. We do not have a lease agreement for this property. This property is leased by our Chief Executive Officer, Gordon Hum, and he allows us to use the space to run the business.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Our directors and executive officers, their ages, positions held, and durations of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Gordon Hum	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director	43	March 21, 2014
Edwin Jong	Vice President and Director	45	August 8, 2014

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Gordon Hum, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director

Mr. Hum obtained a diploma in Computer Science Technology, specializing in computer programming from Dawson College in Quebec in 1991. He also obtained a Bachelor of Commerce with a major in Management Information Systems from Concordia University in Montreal in 1997. From July 1997 to April 2007, Mr. Hum worked for Hewitt Associates in Toronto, Canada which is in the business of human resource solutions and management consulting. Mr. Hum worked in the systems implementation group where his duties included requirements gathering, implementation of client benefits systems, resolution of client system issues, management of all client system enhancements, led process improvement initiatives and facilitated regular training sessions for new employees. Since February 2008, Mr. Hum has worked as a Product Manager for Giesecke and Devrient, Inc. which is in the business of developing, producing, and marketing products and solutions for payment, secure communication, and identity management. His duties include the management of card hardware/form factors for all payment and government related products. In addition to the local market, Mr. Hum also serves as a global Product Manager for Licensed Products. He maintains product roadmaps for current products, successor products, initiates R&D activities for new products based on market intelligence and maintains close relationships with the payment associations (VISA/MasterCard/AMEX/Interac) to ensure that products are in compliance with the respective brand standards rules. Mr. Hum currently spends approximately 20 hours per week providing services to our Company, which represents approximately 30% of his working hours.

Edwin Jong, Vice President and Director

Mr. Jong obtained a Mechanical Engineering Technology degree at Dawson College in Montreal 1997. From 1997 to 2001, he worked at Leesta Industries Ltd. where his responsibilities included machining aircraft parts and assembling and operating various production machines. At the same time he worked part time at the Jewish General Hospital from 1992 to 2014 in various positions including services coordinator ensuring hospital wide management and delivery of linen supplies, sanitization and other daily use deliveries. In 2004 he worked full time as a Store attendant. Distribution of general medical supplies. Mr. Jong currently spends approximately 20 hours per week providing services to our Company, which represents approximately 30% of his working hours.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between either Mr. Hum’s or Mr. Jong’s other business interests and their involvement in Crypto-Services.

During the past ten years, Mr. Hum and Mr. Jong have not been the subject of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.

Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

(i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)

Engaging in any type of business practice; or

(iii)

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)

Any Federal or State securities or commodities law or regulation; or

(ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

(iii)

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Crypto-Services has made no provisions for paying cash or non-cash compensation to either of its two officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for their appointment for the period ended August 31, 2014.

Name and		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Gordon Hum	2014	−	−	−	−	−	−	−	−
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director
Edwin Jong	2014	−	−	−	−	−	−	−	−
Vice-President and Director

We have not paid any salaries to date. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Equity Awards

We have not awarded any shares of stock, options or other equity securities to our directors or executive officers since our inception. We have not adopted any equity incentive plan. There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Crypto-Services has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Crypto-Services may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

DIRECTOR COMPENSATION

Our directors are not compensated for their services. The board has not implemented a plan to award options to our director. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

Name and		Fees earned of Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Gordon Hum	2014	−	−	−	−	−	−	−
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director
Edwin Jong	2014	−	−	−	−	−	−	−
Vice-President and Director

Employment Contracts

We have no employment contracts with any of our officers or directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We do not pay our directors any money and we have no plans to pay our directors any money in the future.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 29, 2015, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and executive officers, and by our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
Gordon Hum	Common Stock	3,500,000	Direct	70%
711-8 Lee Centre Dr. Scarborough, ON
Canada, M1H3H8

Edwin Jong	Common Stock	1,500,000	Direct	30%
XXX

Directors and Executive Officers	Common Stock	5,000,000		100%
(2 – as a group)

(1)

Based on 5,000,000 shares of our common stock outstanding as of January 29, 2015.

Depending on the success of this offering, our officers and directors may continue to own the majority of our common stock after the offering. Since they may continue control the Company after the offering, investors may be unable to change the course of the operations. Thus, the shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there has been no transaction, since our inception on March 21, 2014, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)

Any director or executive officer of our company;

(ii)

Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)

Any of our promoters and control persons; and

(iv)

Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

On August 7, 2014 we issued 3,500,000 shares of our common stock to our director Gordon Hum at a price of $0.01. On August 8, 2014 we issued 1,500,000 shares of our common stock to Edwin Jong at a price of $0.01 per share. The shares were issued to both subscribers pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that the subscribers represented to us that they were not a “U.S. Person” as such term is defined in Regulation S.

From time to time the Company borrows money from its directors. For the year ended August 31, 2014, the amounts due to related parties are $241. These advances were made by Mr. Hum and bear no interest and they are due on demand.

Crypto-Services, Inc.

November 30, 2014

(Unaudited)

Crypto-Services, Inc.

Balance Sheets

(Unaudited)

	November 30, 2014	August 31, 2014
ASSETS

Current Assets

Cash	$41,330	$50,000

Total Current Assets	41,330	$50,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accrued liabilities	$1,500	$-
Due to related parties	241	241

Total Current Liabilities	1,741	241

Stockholders’ Equity

Common stock
Authorized: 75,000,000 shares, par value $0.001
5,000,000 share issued and outstanding	5,000	5,000

Additional paid-in capital	45,000	45,000

Accumulated deficit	(10,411)	(241)

Total Stockholders’ Equity	39,589	49,759

Total Liabilities and Stockholders’ Equity	$41,330	$50,000

The accompanying notes are an integral part of these unaudited financial statements.

Crypto-Services, Inc.

Statement of Expenses

(Unaudited)

Three Months Ended November 30, 2014

Expenses

General and administrative	$10,170

Total Operating Expenses	10,170

Net Loss	$(10,170)

Net Loss Per Share – Basic and Diluted	(0.00)

Weighted Average Shares Outstanding	5,000,000

The accompanying notes are an integral part of these unaudited financial statements.

Crypto-Services, Inc.

Statement of Cash Flows

(Unaudited)

Three Months Ended November 30, 2014

Operating Activities

Net loss for the period	$(10,170)

Adjustments to reconcile net loss to net cash used in operating activities:

Changes in operating assets and liabilities:
Accrued expenses	1,500

Net cash used in operating activities	(8,670)

Financing Activities

Proceeds from issuance of common stock	-
Due to related parties	-

Net Cash Provided by Financing Activities	-

Net Increase (Decrease) in Cash	(8,670)

Cash, Beginning of Period	50,000

Cash, End of Period	41,330

Supplemental Disclosures

Interest paid	$-
Income taxes paid	-

The accompanying notes are an integral part of these unaudited financial statements.

1.

Nature of Operations and Continuance of Business

Crypto-Services, Inc. (the “Company”) was incorporated in the state of Nevada on March 21, 2014.  The Company has not commenced business operations.

2.

Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize it assets and discharge its liabilities in the normal course of business. During the period ended November 30, 2014, the Company has an accumulated deficit of $10,411. The Company intends to enter the business of providing information about the use of Bitcoin and other digital currencies through a website that aggregates news and current trading data about digital currencites.  The Company also intends to provide consumer access to the purchase and sale of Bitcoin through ATMs placed at various high traffic locations in Canada.  The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.

Summary of Significant Accounting Policies

a)

Basis of Presentation

These financial statements and notes are presented in accordance with accounting principles generally accepted in the United States. The Company’s fiscal year end is August 31.

b)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to the recoverability of long-lived assets, donated expenses and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Financial Instruments

The fair values of financial instruments which include cash and amounts due to related parties were estimated to approximate their carrying values due to the immediate or relatively short maturity of these instruments.

The Company’s operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates.  Management has determined that the Company is not exposed to significant credit risk.

3.

Summary of Significant Accounting Policies (continued)

e)

Loss per Share

The Company computes net loss per share in accordance with ASC 740 " Earnings per Share ". ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

f)

Income Taxes

The Company accounts for income taxes using the asset and liability approach.   Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized

g)

Recent Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant effect on its financial statements.

4.

Related Party Transactions

a)

As at November 30, 2014, the Company was indebted to the President of the Company in the amount of $241, which is non-interest bearing, unsecured, and due on demand.

5.

Common Stock

a)

On August 29, 2014, the Company issued 5,000,000 common shares at $0.01 per share for proceeds of $50,000.

Crypto-Services, Inc.

August 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Crypto Services, Inc.

Montreal, Canada

We have audited the accompanying balance sheet of Crypto Services, Inc, (the “Company") as of August 31, 2014, and the related statements of operations, changes in stockholders' deficit and cash flows for the period from March 21, 2014(Inception) through August 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crypto Services, Inc. as of August 31, 2014, and the results of its operations and its cash flows for the period from March 21, 2014(Inception) through August 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates continuity of business, realization of assets, and liquidation of liabilities in the ordinary course of business. As discussed in Note 2 to the financial statements, the Company is newly formed and has limited operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Malone Bailey, LLP

www.malonebailey.com

Houston, Texas

December 2, 2014

Crypto-Services, Inc.

Balance Sheet

August 31, 2014
ASSETS

Current Assets

Cash	$50,000

Total Current Assets	$50,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Due to related parties	$241

Total Current Liabilities	241

Stockholders’ Equity

Common stock Authorized: 75,000,000 shares, par value $0.001 5,000,000 share issued and outstanding	5,000

Additional paid-in capital	45,000

Accumulated deficit	(241)

Total Stockholders’ Equity	49,759

Total Liabilities and Stockholders’ Equity	$50,000

Crypto-Services, Inc.

Statements of Operations

Period of March 21, 2014 (Inception) to August 31, 2014
Expenses

General and administrative	$241

Total Operating Expenses	241

Net Loss	$(241)

Net Loss Per Share – Basic and Diluted	(0.00)

Weighted Average Shares Outstanding	726,994

Crypto-Services, Inc.

Statement of Changes in Stockholders’ Equity (Deficit)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, March 21, 2014 (Inception)	–	$–	$–	$–	$–

Common stock issued for cash	5,000,000	5,000	45,000	–	50,000

Net loss for the period	–	–	–	(241)	(241)

Balance – August 31, 2014	5,000,000	$5,000	$45,000	$(241)	$49,759

Crypto-Services, Inc.

Statement of Cash Flows

Period of March 21, 2014 (Inception) To August 31, 2014

Operating Activities

Net loss for the period	$(241)

Net cash used in operating activities	(241)

Financing Activities

Proceeds from issuance of common stock	50,000
Due to related parties	241

Net Cash Provided by Financing Activities	50,241

Net Increase in Cash	50,000

Cash, Beginning of Period	–

Cash, End of Period	50,000

Supplemental Disclosures

Interest paid	$–
Income taxes paid	–

1.

Nature of Operations and Continuance of Business

Crypto-Services, Inc. (the “Company”) was incorporated in the state of Nevada on March 21, 2014. The Company has not commenced business operations.

2.

Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize it assets and discharge its liabilities in the normal course of business. During the period ended August 31, 2014, the Company has an accumulated deficit of $241. The Company intends to enter the business of providing information about the use of Bitcoin and other digital currencies through a website that aggregates news and current trading data about digital currencies. The Company also intends to provide consumer access to the purchase and sale of Bitcoin through ATMs placed at various high traffic locations in Canada. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.

Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to the recoverability of long-lived assets, donated expenses and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Financial Instruments

The fair values of financial instruments which include cash and amounts due to related parties were estimated to approximate their carrying values due to the immediate or relatively short maturity of these instruments.

The Company’s operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates. Management has determined that the Company is not exposed to significant credit risk.

3.

Summary of Significant Accounting Policies (continued)

Loss per Share

The Company computes net loss per share in accordance with ASC 740 "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Income Taxes

The Company accounts for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized

Recent Accounting Pronouncements

In the period ended August 30, 2014, the Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant effect on its financial statements.

4.

Related Party Transactions

a)

As at August 31, 2014, the Company was indebted to the President of the Company in the amount of $241, which is non-interest bearing, unsecured, and due on demand.

5.

Common Stock

a)

On August 29, 2014, the Company issued 5,000,000 common shares at $0.01 per share for proceeds of $50,000.

CRYPTO-SERVICES, INC.

20,000,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus is ____________, 2015

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

SEC Registration Fee	$23.24
Printing Expenses	$7,000
Accounting/Administrative Fees and Expenses	$15,000
Blue Sky Fees/Expenses	$1,000
Legal Fees/Expenses	$20,000
Transfer Agent Fees	$5,000
Miscellaneous Expenses	$2,000
Total	$50,023.24

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

RECENT SALES OF UNREGISTERED SECURITIES

On August 7, 2014, we issued a total of 3,500,000 common shares to our President, Gordon Hum for total consideration of $35,000, or $0.01 per share.

On August 8, 2014, we issued a total of 1,500,000 common shares to our Vice President, Edwin Jong for total consideration of $15,000, or $0.01 per share.

The shares were issued to both subscribers pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that the subscribers represented to us that they were not a “U.S. Person” as such term is defined in Regulation S.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C. *
23.1	Consent of MaloneBailey, LLP, Certified Public Accountants
23.2	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C. [incorporated by reference to Exhibit 5.1 herewith].

*

To be provided by amendment

(1)

Incorporated by reference to the registration statement on Form S-1 filed with the Commission on December 5, 2014

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Province of Ontario, Canada, on this 29th day of January, 2015.

CRYPTO-SERVICES, INC.

By:	/s/ Gordon Hum
Gordon Hum
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Gordon Hum
Gordon Hum
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

By:	/s/ Edwin Jong
Edwin Jong
Vice President and Director

Date: January 29, 2015

II-4